Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2025 Inducement Plan of Quanterix Corporation of our reports dated March 17, 2025, with respect to the consolidated financial statements of Quanterix Corporation and the effectiveness of internal control over financial reporting of Quanterix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 15, 2026